                                                                   Exhibit 10.11

                      FIRST AMENDMENT TO LICENSE AGREEMENT

      THIS FIRST AMENDMENT TO THE LICENSE AGREEMENT (the "AMENDMENT") is entered into as of July 16, 2003 (the "AMENDMENT EFFECTIVE DATE"), between PENINSULA PHARMACEUTICALS, INC., a Delaware corporation with a principal place of business at 6540 Kaiser Road, Fremont, CA 94555 USA ("PENINSULA"), and SHIONOGI & CO., LTD., a Japanese corporation with a principal place of business at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan ("SHIONOGI"). Shionogi and Peninsula may be referred to individually as a "PARTY", and collectively as the "PARTIES".

                                    RECITALS

      WHEREAS, Peninsula and Shionogi have entered into a License Agreement dated July 11, 2002, as amended effective as of September 30, 2002 by that certain Memorandum concerning the License Agreement (the "LICENSE AGREEMENT"), pursuant to which Shionogi has granted to Peninsula exclusive rights to develop and commercialize Licensed Products in the Territory;

      WHEREAS, the Parties have entered into a Supply Agreement of even date herewith (the "SUPPLY AGREEMENT"), pursuant to which Peninsula will purchase from Shionogi, and Shionogi will supply to Peninsula, Peninsula's requirements of Licensed Products for commercial sale;

      WHEREAS, the Parties desire to amend the License Agreement to modify certain terms under which Shionogi is providing clinical supply of Licensed Products to Peninsula, to clarify that the supply of Licensed Products to Peninsula for commercial sale shall be governed by the terms of the Supply Agreement, and to conform certain provisions in the License Agreement to the Supply Agreement.

      NOW, THEREFORE, Peninsula and Shionogi hereby agree that the License Agreement shall be amended, effective as of the Amendment Effective Date, as provided below:

      1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the License Agreement.

      2. Section 1.14 of the License Agreement shall be amended to include Puerto Rico as part of the Territory.

      3. Article 9 and all Sections thereof of the License Agreement shall be deleted, in their entirety, and replaced with the following Article 9:

            ARTICLE 9 COMMERCIAL SUPPLY

            The supply by Shionogi of Licensed Products to Peninsula for commercial sale in the Territory shall be governed by the terms and conditions of the Supply Agreement.

      4. Article 11 of the License Agreement shall be deleted in its entirety and replaced with the following new Article 11:


                                       1.

            ARTICLE 11. ADVERSE DRUG EXPERIENCE REPORTING.

            Peninsula shall be responsible for receiving, investigating, and documenting all adverse drug experiences relating to the use of the Licensed Products in the Territory of which it becomes aware. Peninsula will be solely responsible for filing all post-marketing reports of such adverse drug experiences required by Regulatory Authorities in the Territory or as required by applicable laws or regulations. In the event that either Party receives a report of an adverse drug experience relating to the use of Licensed Products or the Compound anywhere in the world, it shall immediately notify the other in writing. The Parties shall periodically exchange a summary of all adverse drug reactions of Licensed Products or the Compound during the term of this Agreement, and shall agree on a detailed procedure for exchanging and reporting the information.

      5. A new Section 16.3 shall be added to the License Agreement as follows:

            16.3 Injunctive Relief

                  The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 16 may cause immediate and irreparable harm to the disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing Party shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

      6. Section 17.7 of the License Agreement shall be deleted in its entirety and replaced with the following new Section 17.7:

            17.7 Survival

                  Any provisions of Article, Sections or Subsections 3.3(e), 12.1, 12.3, 12.5, 14, 16, 17.6, 17.7, 20.10, and 21 of this
                  Agreement shall survive the termination or expiration of this Agreement.

      7. Section 20.1 of the License Agreement shall be deleted in its entirety and replaced with the following new Section 20.1:

            20.1 Notices

            Any notice required or permitted to be given under this Agreement shall be in writing, in English, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified in this Section 20.1 or such other address as may be specified by such Party in writing in accordance with this
            Section 20.1, and shall be deemed to have been sufficiently given for all purposes (a) when received, if hand-delivered, sent by a reputable overnight delivery service, or by facsimile (provided that such facsimile is later confirmed


                                       2.

            in writing), or (b) five (5) business days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

            For Shionogi:   Shionogi & Co., Ltd.
                            1-8, Doshomachi 3-chome, Chuo-ku
                            Osaka 541-0045, Japan
                            Attn: General Manager, International Business
                                  Division
                            Fax:  +81-6-6202-0886

            With copy to:   Shionogi & Co., Ltd.
                            1-8, Doshomachi 3-chome, Chuo-ku
                            Osaka 541-0045, Japan
                            Attn: General Manager, Legal Affairs Dept.
                            Fax:  +81-6-6202-0886

            For Peninsula:  Peninsula Pharmaceuticals, Inc.
                            1701 Harbor Bay Parkway
                            Alameda, CA  94502
                            Attn: Office of the President
                            Fax:  +1-(510) 747-3940

            With a copy to: Cooley Godward LLP
                            Five Palo Alto Square
                            3000 El Camino Real
                            Palo Alto, CA  94306
                            Attention:  Barclay James Kamb, Esq.
                            Fax:  +1-(650) 849-7400

      8. Section 20.4 of the License Agreement shall be deleted in its entirety and replaced with the following new Section 20.4:

            20.4 Severability

                  If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

      9. The following new Sections shall be added to Article 20 of the License Agreement as follows:


                                       3.

            20.9 No Strict Construction

                  This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

            20.10 No Waiver

                  Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

            20.11 Further Actions

                  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      10. Except as amended hereby, the License Agreement shall remain in full force and effect.

      11. This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute together the same document.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed:

SHIONOGI & CO., LTD.                             PENINSULA PHARMACEUTICALS, INC.


By: /s/ Masaharu Mori                            By: /s/ Paul F. Truex
   --------------------------                       --------------------------

Name:  Masaharu Mori                             Name:  Paul F. Truex
Title: General Manager,                          Title: President
       International Business Division


                                       4.